UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2009

MEMC Electronic Materials, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	1-13828 (Commission File Number)	56-1505767 (I.R.S. Employer Identification Number)

501 Pearl Drive (City of O’Fallon) St. Peters, Missouri (Address of principal executive offices)		63376 (Zip Code)

(636) 474-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported on October 9, 2009 by MEMC Electronic Materials, Inc. (the “Company”), Timothy C. Oliver joined the Company as Chief Financial Officer effective November 2, 2009. On that date, Kenneth H. Hannah resigned as Chief Financial Officer but continued as principal financial and accounting officer of the Company as well as Executive Vice President and President – Solar Materials. Effective November 5, 2009, after the filing of the Company’s Form 10-Q for the quarter ended September 30, 2009 with the Securities and Exchange Commission, Kenneth H. Hannah resigned as principal financial and accounting officer of the Company and Timothy C. Oliver assumed those offices. Mr. Hannah will continue as Executive Vice President and President – Solar Materials.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEMC ELECTRONIC MATERIALS, INC.

Date: November 5, 2009	By:	/s/ Bradley D. Kohn
Name: Bradley D. Kohn Title: Senior Vice President – Legal and Business Development